Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the Registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Exhibit 10.16

GRAND PORT MARITIME

DE DUNKERQUE

*****

WESTERN PORT

*****

Protocol of Agreement

Promise to enter into Construction Lease(s)

PROLOGIUM

*****

Between the undersigned :

GRAND PORT MARITIME DE DUNKERQUE”, which has its registered office at Terre-Plein Guillain, DUNKERQUE (59140).

Referred to hereinafter as DUNKERQUE-PORT.

A State-owned public undertaking (établissement public) with a civil law personality created in accordance with Law No. 65.491 of 29 June 1965 (Official Journal of the French Republic dated 30 June 1965), Decree No. 66.935 of 8 November 1965 (Official Journal of the French Republic dated 9 November 1965) and Decree No. 66.176 of 25 March 1966 (Official Journal of the French Republic dated 27 March 1966), governed by the French Maritime Ports Code;

It is hereby specified that, in accordance with Decree No. 2008-1038 of 9 October 2008, the public undertaking named “PORT AUTONOME DE DUNKERQUE” was transformed into a major maritime port governed by the provisions of the French Transport Code and that such undertaking is now named “GRAND PORT MARITIME DE DUNKERQUE”;

SIREN No. 783.59.5036.000.14 – 7303;

Represented by Maurice GEORGES, acting in his capacity as Chairman of the Executive Board of GRAND PORT MARITIME DE DUNKERQUE, to which position he was appointed by a Decree of the President of the French Republic dated 3 June 2021.

Hereinafter referred to as “the LESSOR”,

On the one hand,

and

Prologium Technology Europe SAS, a French société par actions simplifiée having its registered office located 15 rue du Jeu de Mail, 59140 Dunkerque, registered with the Dunkerque Trade and Companies Register under number 978 683 548, represented by Mr Szu-Nan Yang, in his capacity as President,

Hereinafter referred to as “the LESSEE”,

On the other hand,

Having regard to the Transport Code, Having regard to the Environment Code,

Having regard to the specifications for the industrial port zone,

Having regard to Management Board decision no. 2023/161 dated 26 July 2023

IT HAS BEEN AGREED AS FOLLOWS:

Article 1 - DESCRIPTION OF THE LAND

The purpose of this protocol of agreement is to set out a general framework for the reservation and provision by the LESSOR for and to the LESSEE as part of a CONSTRUCTION LEASE of:

Land (referred to as “PARCEL 1”) with a surface area of approximately EIGHTY-SEVEN HECTARES NINETY-FOUR ARES AND NINE CENTIARES (87hectares 94 ares 09 centiares) located within the Municipalities of CRAYWICK and BOURBOURG:

To be carved out of the following parcels:

Town of CRAYWICK
Section	Number	Place known as	Surface area
AB	31	Rte des planches CD 1	52 ares 54 centiares

AB	34	Chem du Haut Coin	8 hectares 81 ares 76 centiares

AC	41	Plume straete	17 ares 19 centiares

AC	42	Plume straete	5 hectares 34 ares 33 centiares

AC	43	Rte des planches CD 1	7 hectares 07 ares 32 centiares

AD	1	Rue du Haut Coin CD 301	8 hectares 78 ares 88 centiares

AD	2	900 Rue Saint Georges CD 17	1 hectare 08 ares 50 centiares

AD	3	Rue Saint Georges CD 17	11 ares 25 centiares

AD	4	Rue Saint Georges CD 17	16 hectares 31 ares 71 centiares

AD	6	Rue Saint Georges CD 17	1 hectare 63 ares 02 centiares

AD	7	Rue Saint Georges CD 17	13 ares 20 centiares

AD	10	Rue Saint Georges CD 17	57 ares 71 centiares

AD	11	Rte des planches CD 1	4 hectares 24 ares 16 centiares

AD	12	Rte des planches CD 1	15 hectares 12 ares 45 centiares

AD	13	Haut coin	25 ares 68 centiares

AD	14	Rue Saint Georges CD 17	15 hectares 80 ares 03 centiares

AD	15	Rue du haut coin CD 301	5 hectares 68 ares 18 centiares

AD	16	Rue du haut coin CD 301	2 hectares 28 ares 22 centiares

AD	17	Rue Saint Georges CD 17	8 hectares 72 ares 93 centiares

AD	20	Rue Saint Georges CD 17	2 hectares 20 ares 17 centiares

Town of BOURBOURG
AB	9	Ferme Cornu	25 ares 99 centiares

AB	10	Ferme Cornu	24 hectares 30 ares 78 centiares

AC	1	To the west of Ferme coup	15 ares 85 centiares

AC	2	Rte de Loon Plage RD 1	7 hectares 53 ares 69 centiares

AC	93	Rte de Loon plage RD 1	8 hectares 95 ares 24 centiares

And as shown in yellow on the plan attached hereto (Appendix 1).

PARCEL 1 is part of the private domain of Dunkerque-Port, with the exception of :

•	the land comprising Routes Départementales 1 and 17 crossing the Land; and

•	the reception area for travellers,

Which form part of the public domain (domaine public) of DUNKERQUE-PORT;

All of which is currently undergoing decommissioning and declassification with a view to reintegration into the private domain of DUNKERQUE-PORT and the handover thereof to the LESSEE

The LESSOR specifies that PARCEL 1 is not connected to the sewerage system and is located within a non-communal sewage area, with the LESSEE representing that it shall be personally responsible for the consequences thereof.

IT IS HEREBY SPECIFIED THAT:

•

the LESSOR is currently conducting negotiations to acquire (by July 2025 at the latest) within the Municipality of BOURBOURG a path identified in red on the plan attached as Appendix 1 (the “PATH”) necessary to connect the PARCEL 1 to the plot of land contiguous with PARCEL 1 with a surface area of SEVENTY-FIVE ARES AND FIFTEEN CENTIARES (75 ares 15 centiares) owned by the LESSOR (the “TRIANGLE”) to be carved out of the following parcels

Town of BOURBOURG
AB	13	Rte de Loon Plage RD 1	27a 37ca

AB	42	Ferme Cornu	9ha 38a 27ca

And as shown in orange on the plan attached hereto (appendix 1).

The PATH and the TRIANGLE are hereinafter together referred to as the “ADDITIONAL PARCEL 1”.

The Parties hereby agree that the ADDITIONAL PARCEL 1 shall be subject to the terms and conditions of this protocol of agreement mutatis mutandis as soon as its the acquisition of the PATH by the LESSOR is completed.

The LESSOR undertakes to acquire the PATH by 31 July 2025 at the latest and to notify the LESSOR of the acquisition of the PATH without delay.

In addition, the LESSOR represents and shall ensure that, once the acquisition of the PATH has been completed, the whole ADDITIONAL PARCEL 1 will belong to the private domain of the LESSOR.

Finally, the LESSOR shall procure that, until acquisition of the PATH, the LESSEE:

•

will have access to the TRIANGLE to carry out (or have carried out) the studies necessary to obtain any administrative authorisation, easement or legal document required for the construction and operation of its plant for the manufacture of Inlays and electric batteries for motor vehicles and for other transport-related uses,

•	will benefit from any consent necessary for the LESSEE to apply for any authorisation with respect to the LESSEE’s project.

In any case the ADDITIONAL PARCEL 1 shall not be encumbered by any easement or right of way benefitting to any third-party property (e.g. the farm currently accessible through the PATH) notably to connect such property to the public road networks.

Article 1.2 - Cadastral division

The boundaries of the Land (referred to as PARCEL 1 and ADDITIONAL PARCEL 1) shall be determined pursuant to the mutual agreement of the parties when the LESSEE informs the LESSOR of the exact surface area required to set up his factory and its outbuildings.

The LESSEE shall have a demarcation and surveyor’s report drawn up on the basis of the boundaries established, at the LESSOR’s expense.

Article 1.3 - Unilateral Promise to grant a construction lease over PARCEL 1

The LESSOR grants to the LESSEE, for the duration of this protocol of agreement, a unilateral promise to enter into a construction lease subject to articles L.251-1 et seq. of the French Construction and Housing Code (Code de la Construction et de l’Habitation) over PARCEL 1. This construction lease promise constitutes a unilateral promise within the meaning of article 1124 of the French Civil Code.

The LESSEE expressly reserves the right to make use or not of this promise as it sees fit.

The option shall be exercised by the LESSEE by means of a notification sent to the registered office of the LESSOR by registered letter with acknowledgement of receipt, at any time from the date hereof and at the latest on the expiry date of this protocol of agreement.

In any event, if the option is not exercised by the LESSEE on the expiry or termination of this agreement, this promise shall be deemed to have lapsed and each of the Parties shall regain its free disposal without any compensation being due by either of the Parties.

The term of this unilateral promise to construction lease may nevertheless be extended by express agreement between the Parties.

The LESSOR represents and warrants that it is the owner of PARCEL 1 and that it will not grant any lease, sale or equivalent right to a third party over PARCEL 1.

This unilateral promise to construction lease is granted and accepted without compensation being due by either party other than the reservation fee provided for in Article 3.1 below.

Article 2 - DESCRIPTION OF THE ACTIVITY

The Land (comprising PARCEL 1 and PARCEL 1bis) referred to above shall be used for the construction and operation of an Inlay and battery production plant, the characteristics of which remain to be determined.

It is the LESSEE’s responsibility to take the necessary steps to obtain the administrative authorisations required prior to the construction and operation of the facilities in question, in particular by way of the following documentation:

✓	Environmental authorisation application file.

✓	Building permit application file.

During the reservation period, the LESSEE may access the Land (comprising PARCEL 1 and ADDITIONAL PARCEL 1 (the TRIANGLE part until the acquisition of the PATH and the whole ADDITIONAL LAND 1 thereafter) with a view to carrying out, or having carried out, the studies necessary to obtain any administrative authorisation, easement or legal act necessary for the construction and operation of its plant for the production of Inlays and electric batteries for motor vehicles and other mobility-related uses.

Unless the LESSOR is in breach of its obligations under this protocol of agreement, the LESSOR shall not be liable in any way whatsoever to the LESSEE in the event that the administrative authorisations applied for by the LESSEE, which is not the responsibility of the LESSOR, are not granted.

The LESSOR nonetheless undertakes to use its best endeavours to support the development and realisation of the LESSEE’s project.

Article 3 - OBLIGATIONS DURING THE RESERVATION PERIOD

The LESSOR grants a reservation right over the Land (referred to as PARCEL 1 and ADDITIONAL PARCEL 1) to the LESSEE from its effective date, as defined in Article 4 of this protocol of agreement. Consequently, the LESSOR shall refrain from granting a lease, sale or any equivalent right to a third party over the Land (referred to as PARCEL 1 and ADDITIONAL PARCEL 1).

During the reservation period, the LESSOR grants the LESSEE, over the Land (referred to as PARCEL 1 and ADDITIONAL PARCEL 1) (TRIANGLE part until the acquisition of the PATH and the whole ADDITIONAL LAND 1 thereafter)), such powers and authorisations entitling the LESSEE or its representatives and sub-contractors to:

•

access to the Land ((referred to as PARCEL 1 and ADDITIONAL PARCEL 1) (TRIANGLE part until the acquisition of the PATH and the whole ADDITIONAL LAND 1 thereafter)), subject to prior notice, it being understood that the LESSOR must carry out works on the site;

•

carry out on the Land ((referred to as PARCEL 1 and ADDITIONAL PARCEL 1) (TRIANGLE part until the acquisition of the PATH and the whole ADDITIONAL LAND 1 thereafter)), any study seeking to confirm the feasibility of the project, including in particular any soil sampling, surveying, etc.;

•

apply for all the authorisations and file all the administrative declarations required to complete the project, with the LESSOR authorising the LESSEE to carry out the work referred to in article R. 423-1 of the French Town Planning Code.

The Land (referred to as PARCEL 1 and ADDITIONAL PARCEL 1) which is the subject of this protocol of agreement shall be handed over to the LESSEE in its as-is state after the completion of preliminary backfilling by the LESSOR in the context of its pre-development work on the land it being specified that such works shall be carried out by the LESSOR at its own expense.

An environmental status report referred to as “Site Status Report 0” shall also be subsequently completed by the LESSOR. It shall constitute the initial environmental status report on the Land (referred to as PARCEL 1 and ADDITIONAL PARCEL 1).

Article 3.1 - Reservation fee during the reservation period

As consideration for the reservation of the Land (referred to as PARCEL 1 and ADDITIONAL PARCEL 1)) granted to the LESSEE, and for the entire duration of this agreement, the LESSEE shall pay to the LESSOR an annual reservation fee of [***] EXCLUDING TAXES / PER SQUARE METRE:

•

With regard to PARCEL 1: a total ANNUAL reservation fee of [***] EXCLUDING TAXES ([***]), i.e. [***] ALL TAXES INCLUDED, calculated on a pro rata temporis basis and payable in a single annual instalment in advance.

The Parties agree that the relevant surface area for the purposes of determining the amount of such reservation fee shall be the surface of the PARCEL 1.

•	With regard to ADDITIONAL PARCEL 1: a total ANNUAL reservation fee [***] EXCLUDING TAXES, i.e. [***] ALL TAXES INCLUDED.

However, the Parties expressly and irrevocably agree that ADDITIONAL PARCEL 1 (TRIANGLE part) shall be made accessible to the LESSEE, without any reservation fee or indemnity whatsoever being payable by the LESSEE to the LESSOR, until such time as the LESSOR can certify that it has acquired ownership of the PATH.

The reservation fee for ADDITIONAL LAND 1 will be due from receipt of the notification sent by the LESSOR to the LESSEE, by registered letter with acknowledgement of receipt, informing the LESSEE that the acquisition of ownership of the PATH by the LESSOR has been completed and is definitive, as evidencing by a certificate of ownership issued by the notary who drafted the deed and attached to the notification from the LESSOR.

The Parties agree that the relevant surface area for the purposes of determining the amount of such reservation fee shall be the surface of the ADDITIONAL PARCEL 1.

The reservation fees relating to PARCEL 1 will be retained by the LESSOR regardless of the consequences of this protocol of agreement, except in case the construction lease(s) relating to PARCEL 1 cannot be concluded or take effect due to the land referred to in Article 1 of this agreement not having been definitively decommissioned and declassified.

Article 3.2 - Waiver - Termination of this protocol pf agreement

The LESSEE may terminate this agreement whenever it wishes, by notification sent by registered letter with acknowledgement of receipt to the registered office of the LESSOR, without any termination indemnity being owed by the LESSEE to the LESSOR.

The LESSOR may only terminate this agreement in the following cases:

(i)	In the event of non-payment of the land reservation fees by the LESSEE, after formal notice by registered letter has remained without effect after one month following the first presentation.

After this period, the LESSOR may notify the LESSEE of the termination of this protocol of agreement.

(ii)	In the event that the continuity of the public service prevents the decommissioning and declassification of the land referred to in Article 1.

The Parties shall then be released from any obligation to each other.

Article 4 - DURATION

Unless otherwise stipulated in this protocol of agreement (in particular the provisions of Article 8 below), it shall enter into force retroactively from 31 July 2023 and shall expire on the earlier of the following two dates, unless terminated by the LESSEE in accordance with Article 3.2 above:

•	two (2) years after the effective date of this Protocol of agreement;

•	the date of signature of the last of the latest construction lease over PARCEL 1 and ADDITIONAL PARCEL 1

Article 5 - PROTECTION OF THE ENVIRONMENT AND PUBLIC HEALTH

Article 5.1. Report on risks and pollution

In accordance with the provisions of article L.125-5 of the French Environmental Code, the LESSOR represents that the Land (PARCEL 1 and ADDITIONAL PARCEL 1) constituting the subject hereof is located:

> In the case of the part of the site located within the Municipality of BOURBOURG:

in a zone:

•	NOT covered by a prescribed or approved technological risk prevention plan;

•	NOT covered by a prescribed or approved foreseeable natural risk prevention plan;

•	of seismicity as defined by a Decree of the Conseil d’Etat - Zone 2 (low risk).

> In the case of the part of the site located within the Municipality of CRAYWICK:

in a zone:

•	NOT covered by a prescribed or approved technological risk prevention plan;

•	NOT covered by a prescribed or approved foreseeable natural risk prevention plan;

•	of seismicity as defined by a Decree of the Conseil d’Etat - Zone 2 (low risk).

As is clear from the prefectural decree listing the municipalities where the provisions pertaining to the obligation to inform the purchasers or lessees of immovable properties about major risks are applicable.

Declaration of damage

In accordance with article L.125-5 IV of the French Environmental Code, the LESSOR represents that, to its knowledge, the Land (referred to as PARCEL 1 and ADDITIONAL PARCEL 1) constituting the subject hereof has not suffered any damage giving rise to the payment of insurance proceeds under a policy covering the risks of any natural or technological disaster pursuant to Article L.125-2 or L.128-2 of the French Insurance Code.

A report on risks and pollution is attached (Appendix 2).

Article 5.2 Additional information on soil pollution

The LESSEE shall not be liable in the event of any historical pollution connected inter alia to a previous activity. Consequently, the LESSEE shall only be responsible for the rehabilitation of the Property in the event of pollution connected to any activity carried on over the term of the lease.

For all intents and purposes, the provisions of articles L.514-20 and L. 125-7 of the French Environmental Code are set out below:

(i). Article L. 514-20 of the French Environmental Code provides as follows:

“Where a facility subject to authorisation or registration has been operated on a parcel of land, the vendor of such land is required to so inform the purchaser in writing; they must also inform the purchaser, insofar as they are aware thereof, of any material hazards or problems resulting from such operation.

If the vendor is the operator of the facility, they must also inform the purchaser in writing whether such activity has given rise to the handling or storage of chemical or radioactive substances. The contract for sale must attest to compliance with this formality.

Otherwise, and should any pollution identified make the land unfit for the purpose specified in the contract, for a period of two years from the discovery of such pollution the purchaser shall have the option of requesting rescission of the sale or, as the case may be, reimbursement of part of the sale price; the purchaser may also request the rehabilitation of the land at the expense of the vendor where the cost of such rehabilitation is not prima facie disproportionate to the sale price.”

(ii). Article L. 125-7 of the French Environmental Code provides as follows:

“Without prejudice to Article L. 514-20 and Article L. 125-5, where a land located in a soil information sector referred to in Article L. 125-6 is the subject of a contract for sale or lease agreement, the vendor or lessor of the land must so inform the purchaser or lessee in writing. They must communicate any information published by the State pursuant to Article L. 125-6. The contract for sale or lease agreement must attest to compliance with this formality.

Otherwise, and should any pollution identified make the land unfit for the purpose specified in the contract, for a period of two years from the discovery of such pollution the purchaser or lessee shall have the option of requesting rescission of the sale or, as the case may be, reimbursement of part of the sale price or a rent reduction; the purchaser may also request the rehabilitation of the land at the expense of the vendor where the cost of such rehabilitation is not prima facie disproportionate to the sale price.

A decree of the Conseil d’Etat shall determine the manner in which this Article is to be implemented.”

Decree No. 2015-1353 of 26 October 2015 (implementing article L. 125-7 of the French Environmental Code) entered into force on 29 October 2015. The areas where it is required to provide soil information as referred to in article R.125-41 of the French Environmental Code shall be designated on the basis of the data known to the State between 1 January 2016 and 1 January 2019. A list of the areas where it is required to provide soil information shall be drawn up by the representative of the State within the relevant département prior to 1 January 2019.

It is clear from the information gleaned on the date hereof from the GEORISQUES, INFOTERRE, BASIAS and BASOL databases that make it possible to identify sites exposed to a pollution risk (a copy of which is annexed to the aforementioned report on risks) that there exist:

•	within the municipality where the land is located facilities subject to authorisation or registration under article L.514-20 of the French Environmental Code; and

•	in proximity to the land, sites which are registered as hosting or having hosted an activity capable of having given rise to a soil pollution risk.

The LESSOR represents that TO ITS KNOWLEDGE:

•

on the date hereof the LAND (referred to as PARCEL 1 and ADDITIONNAL PARCEL 1) does not fall within a Soil Information Area (Secteur d’Information des Sols), created pursuant to an existing or future decision of the representative of the State within the relevant département after the date hereof, from 1 January 2016.

there is not currently operated and there has never been operated on the LAND (referred to as PARCEL 1 and ADDITIONNAL PARCEL 1) any facility classified for the purposes of the activities falling within the scope of the legislation on facilities classified for the purposes of the protection of the environment other than as disclosed above;

it is not in possession of any information making it possible to conclude that the LAND (referred to as PARCEL 1 and ADDITIONNAL PARCEL 1) has at any time hosted a classified facility or generally any facility subject to notification;

no waste exists which might be deemed to be abandoned within the meaning of article L.541-3 of the French Environmental Code;

no activity conducted on the LAND (referred to as PARCEL 1 and ADDITIONNAL PARCEL 1) has resulted in the handling or storage of any chemical or radioactive substances referred to in article L.514-20 of the French Environmental Code;

no judgment or order or judicial or administrative decision has obliged or ordered it to cease all or any part of its activities as a result of any nuisance caused to neighbours or any pollution whatsoever, to repair any damage done to the environment or to clean up the LAND (referred to as PARCEL 1 and ADDITIONNAL PARCEL 1);

it has not received any complaint by registered letter from any public authority or third party and has not been informed of the existence of any investigation under the aegis of a public authority or any proceedings instigated by a third party on account of non-compliance with any environmental laws or environmental damage; and

there are no pyralene or askarel transformers on the LAND (referred to as PARCEL 1 and ADDITIONNAL PARCEL 1).

Article 6 - EXISTING EASEMENTS

The LESSOR represents that:

•

the Land (referred to as PARCEL 1 and ADDITIONNAL PARCEL 1) is part of the Industrial and Port Area of DUNKERQUE given that it forms part of the programme extending such Zone duly authorised by a ministerial decision dated 12 December 1973 issued by the Minister for Territorial Development, Infrastructure, Housing and Tourism;

•

the declaration of public utility in respect of the acquisition of the land necessary to extend the industrial and port area to the west of DUNKERQUE-PORT within the Territories of the Municipalities of LOON-PLAGE, GRAVELINES, SAINT-GEORGES-SUR-L’AA, BOURBOURG and CRAYWICK to which the Land (referred to as PARCEL 1 and ADDITIONNAL PARCEL 1) constituting the subject hereof belongs was made by way of a Decree and duly published in the Official Journal of the French Republic;

•

the Land (referred to as PARCEL 1 and ADDITIONNAL PARCEL 1) is governed only by the provisions of the Specifications (cahier des charges) of the Industrial and Port Area of DUNKERQUE-PORT and is only encumbered by those public utility easements identified above, if any, and those stipulated or created hereby; and

•

That, to its knowledge, there are no restrictions other than those that may result from the natural situation of the law, any administrative requirements, town planning regulations and the provisions hereof.

Article 7 - MAIN CHARACTERISTICS OF THE CONSTRUCTION LEASE(S)

The fundamental characteristics of each construction lease (i.e. potentially in respect of PARCEL 1 and ADDITIONAL PARCEL 1) are detailed below:

•

The constructions must be erected in accordance with best practice, the applicable regulatory provisions and the obligations imposed by the construction permit and any other permits required to complete the project described above.

•	The LESSEE may encumber its right to the lease and any constructions erected by it on the Land leased by it with any liens and mortgages, as the CONSTRUCTION LEASE grants rights in rem;

•

The LESSEE may grant in accordance with the law any passive easements which are indispensable for the completion of the constructions contemplated in the lease; any other easements may only be granted with the consent of the LESSOR;

•

The TENANT may, in accordance with the law, transfer all or part of its rights or incorporate them with third parties of its choice. It may freely rent the constructions it has erected for a period not exceeding that of the construction lease;

•	The constructions erected and all work and improvements carried out by the LESSEE will remain its property and that of its successors for the entire duration of the construction lease;

•

On the expiry of the lease, the constructions erected by the LESSEE and any improvements made by it must be demolished and removed by the LESSEE at its own expense. In any event, the fee owed under the lease shall be payable until the return of the land to a state fit for industrial use;

•	The construction lease shall be entered into for a term of FIFTY (50) years;

•	The lease will be granted and accepted for an annual fee of [***] EXCLUDING TAXES per SQUARE METRE / YEAR, i.e. in this case a total annual fee of/

•	for PARCEL 1: [***] EXCLUDING TAXES, which will be increased by the VAT in force.

i.e. [***] INCLUDING ALL TAXES at the current VAT rate,

•	for ADDITIONAL PARCEL 1 (if applicable): [***] EXCLUDING TAX, which will be increased by the VAT in force.

Or [***] ALL TAXES INCLUDED at the current VAT rate,

That the LESSEE shall pay quarterly in advance.

Payment will be made within 30 days of the end of the month from the date of the invoice.

However, in order to support the construction phase of the plant, the LESSOR will maintain the rate applied during the reservation phase for the first year in which the construction lease(s) comes (come) into effect, and at the latest (i) until 31 July 2026 for the construction lease relating to PARCEL 1 and (ii) until the expiry of the first year following the execution of the construction lease relating to ADDITIONAL PARCEL 1.

This fee is calculated based on the value as of 1 January 2023 and shall be indexed annually on 1 January on the basis of the variation in the INSEE construction costs index, with the base index being the one published on 1 January 2023, i.e. the Index 2037 corresponding to the third quarter of 2022.

•

-The LESSEE - from the date of signature of the construction lease - shall pay all taxes, duties and levies of all kinds, to which the Land, premises, facilities and installations, whatever their size and nature, which would be operated pursuant to the construction lease, are currently or may eventually be subject.

•	The LESSEE shall in addition (where necessary and under its own responsibility) declare any new constructions or changes to surface area or use stipulated by the French General Tax Code.

•	The Construction Lease shall be notarised by Eddy BARAS, a Notary at 110 Rue de Dunkerque, 59630 BOURBOURG, who may be assisted by the Notary of the LESSEE.

The Land (referred to as PARCEL 1 and ADDITIONAL PARCEL 1) will be free from any occupation upon execution and entry into force of the construction lease(s),

•	The construction lease(s) will be subject to the usual conditions precedent, in particular:

•	Final decommissioning and declassification of all land (PARCEL 1 and ADDITIONAL PARCEL 1 if applicable)

•	[Only with respect to a Construction Lease over ADDITIONAL PARCEL 1: Definitive acquisition of the PATH by the LESSOR].

•	Confirmation of good and marketable title of the LESSOR,

•	Confirmation that Land (comprising PARCEL 1 and, if applicable, ADDITIONAL PARCEL 1) is free from any mortgage or any inscription/easements or third-party rights likely to impair the LESSEE’s project,

•	Obtaining of final administrative and operation authorisations necessary for the LESSEE’s project

•	Obtaining of financing necessary for the LESSEE’s project (equity and debt)

•

The construction lease(s) shall include appropriate step-in clauses for the benefit of the LESSEE’s LENDERS, in particular to enable them to remedy any default by the LESSEE, in particular by substituting any entity.

•	The construction lease(s) will include an undertaking by the LESSOR to enter into a direct agreement with the LESSEE’s lenders.

•

The construction lease(s) shall include a waiver from the LESSOR of the benefit of the lessor’s lien on the movable property located on the land, in accordance with article 2332 1° of the French Civil Code.

Article 8 - UNILATERAL CONSTRUCTION LEASE PROMISE FOR AN ADDITIONAL SURFACE AREA

> Regarding ADDITIONAL PARCEL 1

The LESSOR grants to the LESSEE, for a period of FIVE (5) YEARS from the effective date of this protocol of agreement, a unilateral promise to enter into a construction lease subject to articles L.251-1 et seq. of the French Construction and Housing Code over ADDITIONAL PARCEL 1, comprising the TRIANGLE and the PATH, once this PATH has been acquired by the LESSOR. This construction lease promise constitutes a unilateral promise within the meaning of article 1124 of the French Civil Code.

The LESSEE expressly reserves the right to make use or not of this promise as it sees fit.

The option shall be exercised by the LESSEE by way of a notification sent to the registered office of the LESSOR by registered letter with acknowledgement of receipt, at any time from the date hereof and no later than midnight on THIRTY-FIRST JULY TWO THOUSAND AND TWENTY-EIGHT (31st July 2028).

In any case, if the option is not exercised by the LESSEE on the expiry or termination of this protocol of agreement, this promise shall be deemed to have lapsed and each of the Parties shall regain their unfettered liberty without any compensation being due by either of them.

The LESSOR represents and warrants that it is, to date, the owner of the TRIANGLE and that it will not grant any lease, any sale or any equivalent right to a third party over ADDITIONAL PARCEL 1 (TRIANGLE and PATH once acquired by the LESSOR).

The term of this unilateral promise to grant a construction lease may nevertheless be extended by express agreement between the Parties.

It is hereby specified that this promise is granted subject to the same terms and conditions as those applicable to PARCEL 1, with the exception, however, of what is stated above in Article 3.1 concerning the reservation fee for ADDITIONAL PARCEL 1.

This unilateral promise to grant a construction lease is granted and accepted without any compensation being due by either party.

It is hereby specified, insofar as is necessary, that the LESSEE shall have access to the TRIANGLE and the PATH (once the latter has been acquired by the LESSOR) under the conditions set out in Article 3 above, throughout the term of this promise.

> Regarding PARCEL 2

The LESSOR grants to the LESSEE, for a period of FIVE (5) YEARS from the effective date of this protocol of agreement, a unilateral promise to enter into a construction lease subject to articles L. 251-1 et seq. of the French Construction and Housing Code over a plot of land (referred to as “PARCEL 2”), which is either contiguous with the land designated above or situated between the Dunkerque Logistique International 1 zone and the Municipality of Mardyck, (see appendix 3), with an approximate surface area of FORTY TWO (42) HECTARES, the exact location of which, comprised within the area circled on the appended plan, remains to be defined remains to be determined between the parties, It is specified that PARCEL 2 shall meet the needs of the LESSEE to carry out its project and shall consist in a single rectangle piece of land without water area (sans plans d’eau) and easily connectable to the communication networks (voies de communication, i.e. public roads etc.)

The LESSEE expressly reserves the right to make use or not of this promise as it sees fit.

The option shall be exercised by the LESSEE by way of a notification sent to the registered office of the LESSOR by registered letter with acknowledgement of receipt, at any time from the date hereof and no later than midnight on THIRTY-ONE JULY TWO THOUSAND AND TWENTY-EIGHT (31 July 2028).

In any case, if the option is not exercised by the LESSEE on the expiry or termination of this protocol of agreement, this promise shall be deemed to have lapsed and each of the Parties shall regain their unfettered liberty without any compensation being due by either of them,

The LESSOR represents and warrants that it is the owner of PARCEL 2 and that it will not grant any lease, sale or equivalent right to a third party over PARCEL 2.

The construction lease will be granted and accepted for an annual fee of (i) [***] EXCLUDING TAX per SQUARE METRE / PER YEAR, and (ii) [***] EXCLUDING TAX / PER SQUARE METRE during the first year of the said construction lease.

This fee is calculated based on the value as of 1 January 2023 and shall be indexed annually on 1 January on the basis of the variation in the INSEE construction costs index, with the base index being the one published on 1 January 2023, i.e. the Index 2037 corresponding to the third quarter of 2022.

The term of this unilateral promise to grant a construction lease may nevertheless be extended by express agreement between the Parties.

It is hereby specified that this promise only commits the LESSOR to the surface area reserved and not to the conditions and characteristics of the future construction lease, other than the rent, which must be the subject of a subsequent agreement between the Parties.

This unilateral promise to grant a construction lease is granted and accepted without any compensation being due by either party.

8.2. Waiver - Termination of the promise

The LESSEE may waive the benefit of this promise whenever it wishes, by express notification sent to the LESSOR’s registered office.

The notification containing the waiver of the benefit of this promise must be made under the same conditions as for the notification containing the initial exercise of the option.

The LESSOR may not terminate this promise before its expiry date.

Article 9 - COSTS

This protocol of agreement shall not give rise to any cost, duty or fee.

All the costs, duties and fees associated with the construction project of the LESSEE which are a result and consequence of this protocol of agreement shall, without exception or reservation, be borne and paid by the LESSEE, who hereby undertakes to do so.

Article 10 - SUBSTITUTION OPTION

The LESSEE shall have the option to substitute for itself in its rights and obligations hereunder any legal person in which it is an affiliate of the LESSEE, by merely serving notice of such substitution on the LESSOR prior to the expiry date of this protocol of agreement stipulated in Clause 4.

Such substitution may only take place with regard to a legal person incorporated for the purpose of erecting and/or operating and/or having erected and/or operating buildings and infrastructure for the purpose of hosting a factory for producing electric batteries for motor vehicles, and with regard to the land necessary for its operation.

By agreeing to be substituted in the benefit of this agreement, the substituted company will be automatically substituted in the rights and obligations of the LESSEE.

The original LESSEE shall with the substituted company be personally responsible for repaying any sums disbursed by it with a view to the performance hereof; it shall not be entitled to claim back any sum from the LESSOR as a consequence of any substitution.

The parties agree that the LESSEE shall be released from any obligation under this protocol of agreement as from substitution of the substituted entity.

The financial and special terms and conditions hereof have been drafted with a view to facilitating the establishment of the LESSEE on the Territory of the COMMUNAUTE URBAINE DE DUNKERQUE.

Any substitution of the LESSEE in the rights and obligations hereunder which derogates from the foregoing shall require the express written consent of the LESSOR, who reserves the right to amend the financial terms and conditions and those relating to the term hereof.

Article 11 - CONFIDENTIALITY

Subject to the obligations to provide information imposed by the law, the Parties undertake to treat as and keep confidential all the information in this protocol of agreement and more generally any information relating to the LESSEE’s project.

ARTICLE 12 - ELECTION OF DOMICILE

For the performance of this agreement, the Parties elect domicile at their registered offices as indicated at the head of this document.

All communications, notifications and formal notices that may be necessary for the performance of the present contract shall be made at the elected office of the party to whom they are addressed.

Any change of address not notified to the other party shall render the change unenforceable.

The parties undertake to notify each other of any change of address.

Article 13 - GOVERNING LAW AND JURISDICTION

This protocol of agreement is governed by French law. The English version exists for information purposes only.

This agreement is governed by private law, with the Land belonging to DUNKERQUE-PORT constituting part of its private domain (domaine privé).

The parties agree that the Judicial Court of DUNKERQUE shall have jurisdiction to settle any dispute arising in connection herewith, in relation to both the merits and any summary application

Article 14 - ELECTRONIC SIGNATURE

The Parties :

acknowledge that this protocol of agreement is executed in the form of an electronic document, in accordance with the provisions of article 1366 of the French Civil Code, and signed electronically by means of a reliable identification process implemented by DocuSign guaranteeing the link between each signature and this protocol of agreement to which they are attached, in accordance with the provisions of article 1367 of the French Civil Code, and ensuring the security and integrity of digital copies of this protocol of agreement in accordance with the regulations in force relating to electronic signatures;

undertake to take all appropriate measures to ensure that this protocol of agreement is signed electronically by their representative(s) duly authorised for the purposes hereof;

acknowledge and accept that the signing of this protocol of agreement by means of the aforementioned electronic process is carried out with full knowledge of the technology implemented, its conditions of use and the regulations in force relating to electronic signatures and, consequently, irrevocably and unconditionally waive any right they may have to make any claim and/or take any legal action arising from, or related to, directly or indirectly, the reliability of the aforementioned electronic signature process and/or the proof of their intention to enter into this protocol of agreement by means of the aforementioned electronic process;

acknowledge that this protocol of agreement has the same evidential value as a written document on paper in accordance with article 1366 of the French Civil Code and that it may be validly invoked against them;

acknowledge that this electronic signature has the same value as their handwritten signature and that it confers the same date certain as that attributed to the signature of this protocol of agreement by the DocuSign service (www.docusign.com);

acknowledge that (i) the requirement for a plurality of originals is deemed to be satisfied when this electronically signed protocol of agreement is drawn up and stored in accordance with articles 1366 and 1367 of the French Civil Code, and that (ii) this process enables each Party to have a copy on a durable medium or to have access to it, in accordance with the provisions of article 1375 of the French Civil Code;

agree to designate Dunkirk (France) as the place of signature of this protocol of agreement; expressly agree that the date of signature of this protocol of agreement will be the date on which the last signatory signs the protocol of agreement.

Executed electronically through DocuSign service provider

For THE LESSOR	For THE LESSEE

Represented by Mr Maurice Georges Date of signature :	Represented by Mr Szu-Nan Yang Date of signature :

/s/Maurice Georges	/s/ Szu-Nan Yang

Appendix 1: Plan of the Land (referred to as PARCEL 1 and ADDITIONAL PARCEL 1)

Appendix 2: Statement of risks and pollution

Appendix 3: Location plan of PARCEL 2